As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-194975

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAIRWIND ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	2821	46-2876282
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation or Organization)	Classification Number)	Identification Number)

Fairwind Energy Inc. 32932 Pacific Coast Highway, #14-254 Dana Point, CA 92629 (949) 933-5411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Winterhalter

President

Fairwind Energy Inc.

32932 Pacific Coast Highway, #14-254

Dana Point, CA 92629

(949) 933-5411

(Address, including zip code, and telephone number,including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

FairWind Energy Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (file No. 333-194975) (the “Registration Statement”), relating to (i) the Company’s the offer and sale of 750,000 shares of common stock, and (ii) the resale by certain selling stockholders of the Company of up to 695,856 shares of common stock held by selling stockholders of the Company. The Securities and Exchange Commission declared the Registration Statement effective on January 12, 2015. 65,300 shares of common stock, of the 750,000 shares offered by the Company in the Prospectus under the Registration Statement, have been sold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to deregister the 684,700 shares of the Company’s common stock in the offering of 750,000 shares of common stock by the Company that remain unsold as of the date hereof. The Company does not deregister the offering by certain selling stockholders of the Company of up to 695,856 shares of common stock held by selling stockholders of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Monarch Beach, State of California, on April 17, 2015.

FAIRWIND ENERGY INC. (Registrant)

By:	/s/ Michael Winterhalter
Name:	Michael Winterhalter
Title:	President and Chief Executive Officer, and Treasurer
(Principal Executive Officer and Principal Financial and Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Winterhalter, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of FairWind Energy Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: April 17, 2015	By:	/s/ Michael Winterhalter
	Name:	Michael Winterhalter
	Title:	President and Chief Executive Officer, Treasurer, and Director (principal executive officer)

Dated: April 17, 2015	By:	/s/ Scott Thomas
	Name:	Scott Thomas
	Title:	Vice President, Secretary, and Director

Dated: April 17, 2015	By:	/s/ Eric Krogius
Eric Krogius
Vice President, Secretary, and Director

Dated: April 17, 2015	By:	/s/ Robert Drust
Robert Drust
Director

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